                                    AMENDED AND RESTATED
                               INVESTMENT ADVISORY AGREEMENT

     AMENDED AND RESTATED AGREEMENT made as of the 1st day of January,  2005, by
and   between   Oppenheimer   U.S.   Government   Trust   (the   "Fund"),    and
OppenheimerFunds, Inc. ("OFI").

     WHEREAS, the Fund is an open-end diversified  management investment company
registered  as  such  with  the   Securities   and  Exchange   Commission   (the
"Commission")  pursuant to the Investment  Company Act of 1940 (the  "Investment
Company Act"), and the Management Company is a registered investment adviser;

     NOW,  THEREFORE,  in  consideration  of the mutual  promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby  acknowledged,  it is  agreed by and  between  the  parties  hereto as follows:

1. In General OFI agrees, all as more fully set forth herein, to act as investment  adviser to the Fund with respect to the investment of its assets; to supervise and arrange the purchases of securities for and the sale of securities held in the  portfolio of the Fund;  and to furnish  facilities  and furnish and supervise personnel as shall be required to provide effective  administration of the Fund.

2. Duties and Obligations of OFI with respect to investments of assets of the Fund

     (a) Subject to the succeeding provisions of this section and subject to the direction and control of the Board of Trustees, OFI shall:

     (i) Regularly  provide  investment advice and  recommendations  to the Fund with respect to its investments,  investment  policies and the purchase and sale of securities;

     (ii)  Supervise  continuously  the  investment  program of the Fund and the composition of its portfolio; and

     (iii) Arrange,  subject to the provisions of paragraph "4" hereof,  for the purchase of securities and other  investments and for the sale of securities and other investments held in the portfolio of the Fund.

     (b) Any investment  advice furnished by OFI under this section shall at all times conform to, and be in accordance  with, any  requirements  imposed by: (1)
the  provisions  of the  Investment  Company  Act of 1940,  and of any  rules or regulations in force thereunder;  (2) any other applicable provision of law; (3)
the  provisions of the  Declaration  of Trust and By-Laws of the Fund as amended from time to time; (4) any policies and  determinations of the Board of Trustees of the Fund;  and (5) the terms of the  registration  statement of the Fund,  as amended from time to time under the  Securities  Act of 1933 and the  Investment
Company Act of 1940.

     (c) Nothing in this Agreement shall prevent OFI or any officer thereof from acting as investment adviser for any other person, firm or corporation and shall not in any  way  limit  or  restrict  OFI  or  any of its  directors,  officers, stockholders or employees from buying, selling or trading any securities for its or their own  accounts or for the  accounts of others for whom it or they may be acting, provided,  however, that OFI expressly represents that it will undertake no activities  which, in its judgment,  will adversely affect the performance of its obligations to the Fund under this Agreement.

     3. Fund Administration and Allocation of Expenses

     OFI shall at its expense provide all executive, administration and clerical personnel as shall be required to provide effective  administration for the Fund including the  compilation  and  maintenance of such records with respect to its operations as may  reasonably be required;  the  preparation  and filing of such reports with respect thereto as shall be required by the Securities and Exchange
Commission;  composition of periodic  reports with respect to its operations for the shareholders of the Fund; composition of proxy materials for meetings of the
Fund's shareholders;  and the composition of such registration statements as may be required by federal  securities laws for continuous  public sale of shares of the Fund.  OFI shall,  at its own cost and  expense,  also provide the Fund with adequate  office space,  facilities and equipment.  All other costs and expenses not  expressly  assumed by OFI under this  Agreement  shall be paid by the Fund, including,  but not limited to (i) interests and taxes; (ii) insurance  premiums for fidelity and other coverage requisite to its operations;  (iii) compensation and expenses of its Trustees other than those associated or affiliated with OFI;
(iv)  legal and audit  expenses;  (v)  custodian  and  transfer  agent  fees and expenses,  and brokerage  commissions,  if any;  (vi)  expenses  incident to the redemption of its shares;  (vii) expenses incident to the issuance of its shares against payment therefor by or on behalf of the subscribers thereto; (viii) fees and expenses, other than as hereinabove provided,  incident to the registration, under  Federal  law,  of shares of the Fund for public  sale;  (ix)  expenses of printing and mailing periodic reports with respect to its operations and notices and proxy materials to shareholders of the Fund; (x) except as noted above,  all other expenses incidental to holding meetings of the Fund's  shareholders;  (xi)
payments  under the Fund's Service Plan and its  Distribution  and Service Plans
and Agreements;  and (xii) such non-recurring  expenses as may arise,  including litigation  affecting the Fund and the legal  obligation which the Fund may have to indemnify its officers and Trustees with respect thereto.

4.    Portfolio Transactions and Brokerage

     OFI is  authorized,  for the  purchase  and  sale of the  Fund's  portfolio securities,  to employ such  securities  dealers as may, in the best judgment of
OFI, implement the policy of the Fund to obtain prompt and reliable execution of orders at the most  favorable  net price.  Consistent  with this policy,  OFI is authorized  to direct the  execution  of the Fund's  portfolio  transactions  to dealers  furnishing  statistical  information  or  research  deemed by OFI to be useful or valuable to the performance of its investment  advisory  functions for the Fund.

5.    Compensation of OFI

     The Fund  agrees to pay OFI and OFI  agrees to accept as full  compensation for all services  rendered by OFI as such, a fee computed on the  aggregate  net assets of the Fund as of the close of business  each day and payable  monthly at the following annual rates:

            0.60% of the first $300 million of net assets of the Fund; plus
            0.57% of the next $100 million; plus
            0.55% of the next $400 million; plus
            0.50% of the next $1.2 billion; plus
            0.475% of net assets over $2 billion.

6.    Use of Name

     OFI hereby grants to the Fund a royalty-free,  non-exclusive license to use the name  "Oppenheimer"  in the name of the Fund and any  trademarks  or service marks,  whether or not registered,  which it may own. To the extent necessary to protect  OFI's  rights to the name  "Oppenheimer"  under  applicable  law,  such license shall allow OFI to inspect and,  subject to control by the Fund's Board, control the nature and quality of services  offered by the Fund under such name.
The license may be terminated by OFI upon termination of this agreement in which case the Fund shall have no further right to use the name  "Oppenheimer"  in its name or otherwise or any of such marks, and the Fund, the holders of its shares, and its  officers  and  Trustees  shall  promptly  take  whatever  action may be necessary to change its name accordingly.  The name "Oppenheimer" or any of said marks may be used or licensed by OFI in connection  with any of its  activities, or licensed by OFI to any other party,  and the Fund, the holders of its shares, and its Trustees  and officers  agree to take  promptly  whatever  action may be necessary to permit such use or license.

7.    Duration and Termination

     (a) This  Agreement  shall go into effect on the date first set forth above and  shall  continue  in  effect  from  year to  year,  but only so long as such continuance  is  specifically  approved  at least  annually  (a) by the Board of
Trustees,  including  the vote of a majority of the Trustees of the Fund who are not  parties  to this  Agreement  or  "interested  persons"  (as  defined in the
Investment  Company Act of 1940) of any such party,  cast in person at a meeting called  for the  purpose of voting on such  approval,  or (b) by the vote of the holders of a "majority" (as so defined) of the outstanding  voting securities of the Fund and by such aforementioned vote of the Board of Trustees.

     (b) This  Agreement may be  terminated  by OFI at any time without  penalty upon giving the Fund sixty days'  written  notice (which notice may be waived by the Fund) and may be  terminated  by the Fund at any time  without  penalty upon giving OFI sixty days' notice (which notice may be waived by OFI), provided that such  termination  by the Fund shall be  directed  or  approved by the vote of a majority of all of the Board of Trustees of the Fund in office at the time or by the vote of the holders of a "majority"  (as defined in the  Investment  Company
Act of 1940) of the voting  securities of the Fund at the time  outstanding  and entitled to vote. This Agreement shall  automatically  terminate in the event of its assignment  (as  "assignment"  is defined in the  Investment  Company Act of
1940).

8.    Liability

     (a) In the absence of willful  misfeasance,  bad faith gross  negligence or reckless disregard of its obligations or duties under this Agreement,  OFI shall not be  liable  to this  Fund or any  shareholder  for  any act or  omission  in performing the services required by this Agreement or for any losses that may be sustained in the purchase, holding or sale of any security or other investment.

     (b) OFI  understands and agrees that the obligations of the Fund under this
Agreement  are  not  binding  upon  any  Trustee  or  shareholder  of  the  Fund personally,  but bind only the Fund and the Fund's property; OFI represents that it has  notice  of the  provisions  of the  Declaration  of  Trust  of the  Fund disclaiming shareholder liability for acts or obligations of the Fund.

     IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be  executed by their duly  authorized  officers as of the day and year first above written.

                          Oppenheimer U.S. Government Trust

                          By:    /s/ Robert G. Zack
                                ____________________________________
                                Robert G. Zack
                                 Secretary

                                    OppenheimerFunds, Inc.

                          By:    /s/John V. Murphy
                                ___________________________________
                               John V. Murphy
                               Chairman, President & Chief Executive Officer